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                                                            EXHIBIT (i)







April 28, 1999




Gabelli Value Fund, Inc.
One Corporate Center
Rye, New York  10580-1434

Ladies and Gentlemen:

We have acted as counsel to Gabelli Value Fund, Inc. (the "Fund"), a corporation organized under the laws of the State of Maryland, in connection with the issuance of shares of its Class B Series Shares and Class C Series Shares, par value $.001 per share (each a "Class" and, collectively the "Shares").

We have examined copies of the Articles of Incorporation, as amended and supplemented to date (the "Charter"), and By-Laws of the Fund, the Fund's prospectus and statement of additional information (the "Statement of Additional Information") included in Amendment No. 14 to its Registration Statement on Form N-1A, Securities Act File No. 33-30139 and Investment Company Act File No. 811-5848 (the "Registration Statement"), all resolutions adopted by the Fund's Board of Directors (the "Board") at its meeting held on February 17, 1999, and other records, documents and papers that we have deemed necessary for the purpose of this opinion. We have also examined such other statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

In our examination of the above material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers and representatives of the Fund and others.

Based upon the foregoing, we are of the opinion that:

         1.       The  Fund  is  duly  organized  and  validly   existing  as  a
                  corporation in good standing under the laws of the State of Maryland.

         2. The Shares of the Fund to be offered for sale pursuant to the Registration Statement are, to the extent of the respective number of Shares of each Class authorized to be issued by the Fund in its Charter, duly authorized and, when sold, issued and paid for as contemplated by the Registration Statement, will have been validly and legally issued and will be fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to us in the Statement of Additional Information and to the filing of this opinion as an exhibit to any application made by or on behalf of the Fund or any distributor or dealer in connection with the registration or qualification of the Fund or the Shares under the securities laws of any state or other jurisdiction.

We are members of the Bar of the State of New York only and do not opine as to the laws of any jurisdiction other than the laws of the State of New York and the laws of the United States, and the opinions set forth above are, accordingly, limited to the laws of those jurisdictions. As to matters involving the application of the laws of the State of Maryland, we have relied on the opinion of Messrs. Venable, Baetjer and Howard, LLP.


Very truly yours,

/s/ Willkie Farr & Gallagher


EXHIBIT (i)




	April 28, 1999



Willkie Farr & Gallagher
787 Seventh Avenue
New York, NY 10019-6099

	Re: 	Gabelli Value Fund, Inc.

Ladies and Gentlemen:

		We have acted as special Maryland counsel for Gabelli Value Fund, Inc., a Maryland corporation (the "Fund"), in connection with the issuance of shares of its Class B Series
Shares and Class C Series Shares, par value $.001 per share (each a "Class" and, collectively the "Shares").

		As special Maryland counsel for the Fund, we have reviewed its Charter and Bylaws. We have examined the prospectus and statement of additional information included in Amendment No. 14 to its Registration Statement on Form N-1A, File Nos. 33-30139; 811-5848 (the "Registration Statement"), substantially in the form in which it is to become effective (collectively, the "Prospectus"). We have further examined and relied upon a certificate of the Maryland State Department of Assessments and Taxation to the effect that the Fund is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland.

		We have also examined and relied upon such corporate records of the Fund and other documents and certificates with respect to factual matters as we have deemed necessary to render the opinion expressed herein. We have assumed, without independent verification, the genuineness of all signatures on documents submitted to us for review, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.


		Based on such examination, we are of the opinion that:

1.	The Fund is duly organized and validly existing as a
corporation in good standing under the laws of the State of Maryland.

2.	The Shares of the Fund to be offered for sale pursuant to
the Prospectus are, to the extent of the respective number of Shares of each Class authorized to be issued by the Fund in its Charter, duly authorized and, when sold, issued and paid for as contemplated by the Prospectus, will have been validly and legally issued and will be fully paid and nonassessable under the laws of the State of Maryland.

		This letter expresses our opinion with respect to the Maryland General Corporation Law. It does not extend to the securities or "blue sky" laws of Maryland, to federal securities laws or to other laws.

		You may rely upon our foregoing opinion in rendering your opinion to the Fund that is to be filed as an exhibit to the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement. This opinion may not be relied upon for any other purpose or by any other person without our prior written consent.

						Very truly yours,


						/s/ Venable, Baetjer and
Howard, LLP



Willkie Farr & Gallagher
April 28, 1999
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